                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         CONSULTANTTOWN.COM CORPORATION
                 (Name of Small Business Issuer in its Charter)

         DELAWARE                         7375                     75-2825935
(State or jurisdiction of      (Primary Standard Industrial    (I.R.S. Employer
     Incorporation or                Classification              Identification
      organization)                   Code Number)                   Number)


                    2425 North Central Expressway, Suite 400
                          Richardson, Texas 75080-2714
                                 (501) 269-7737
          (Address and Telephone Number of Principal Executive Offices)


                    2425 North Central Expressway, Suite 400
                          Richardson, Texas 75080-2714
(Address Of Principal Place of Business or Intended Principal Place of Business)

                                 Andrew P. Davis
                            Chief Executive Officer
                         Consultanttown.com Corporation
                    2425 North Central Expressway, Suite 400
                          Richardson, Texas 75080-2714
                                (501) 269-7737
           (Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


CALCULATION OF REGISTRATION FEE

Tile of each                                  Proposed                   Proposed
class of securities          Amount to        maximum offering           maximum aggregate          Amount of
to be registered             be registered    price per unit             offering price             registration fee

Common Stock,                1,000,000        $1.00                      $1,000,000                 $280
$0.0001 par value

TOTAL                                                                    $1,000,000                 $280

Estimated solely for the purpose of calculating the registration fee and pursuant to Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION DATED OCTOBER 20, 1999

                        1,000,000 shares of Common Stock
                   The purchase price for our shares is $1.00.

                            CONSULTANTTOWN.COM, INC.


ConsultantTown.com, Inc. (the "Company" or "ConsultantTown.com") is offering hereby 1,000,000 shares of common stock, .0001 par value, of the Company (the "Shares" or "Common Stock").

We will sell the shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our shares in a direct participation offering and no one has agreed to buy any of our shares. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or another similar arrangement. The offering will remain open until June 30, 2000, unless we decide to cease selling efforts prior to this date.

This is our public offering, and no public market exists for our shares. After we complete our offering, we hope to have prices for our shares quoted on the bulletin board maintained by the National Association of Securities Dealers.

The Company is not a reporting company. Prior to the Offering, there has been no public market for the Common Stock, and there is no assurance that a market will develop. The price does not necessarily relate to the Company's book value or any other established criteria of value. Prospective Common Stock investors should carefully consider the "Risk Factors" beginning on page 8.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

The maximum offering price for the Shares will be $1.00 and the maximum number of shares to be offered is 1,000,000 Shares.

                  Price                    Underwriting              Proceeds
                    to                     discounts and                to
                  Public                   commissions               Company
                  ------                   --------------            --------
Per Share         $        1.00               $0.00                $        1.00
Total             $1,000,000.00               $0.00                $1,000,000.00

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFERING OTHER THAN THAT INFORMATION ANDTHOSE REPRESENTATIONS SPECIFIED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH


                        Cautionary Statement for Purposes
                     of the "Safe Harbor" Provisions of the
                      Private Litigation Reform Act of 1995

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS OF THE COMPANY'S MANAGEMENT. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ESTIMATE THE HAPPENING OF FUTURE EVENTS ARE NOT BASED ON HISTORICAL FACT AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY", "WILL", "EXPECT", "SHOULD", "COULD", "ESTIMATE", "ANTICIPATE", "POSSIBLE", "PROBABLE", "CONTINUE", OR SIMILAR TERMS, VARIATIONS OF THOSE TERMS OR THE NEGATIVE OF THOSE TERMS. THE "RISK FACTORS" SET FORTH IN THIS DOCUMENT CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS
DOCUMENT HAVE BEEN COMPILED BY THE COMPANY'S MANAGEMENT ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT AND CONSIDERED BY MANAGEMENT TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION, GUARANTY, OR WARRANTY IS TO BE INFERRED FROM THOSE FORWARD-LOOKING STATEMENTS. THEREFORE, PROSPECTIVE PURCHASERS OF THE SHARES ARE URGED TO CONSULT WITH THEIR ADVISORS (THE OPINIONS OF WHICH MAY DIFFER FROM THOSE SPECIFIED IN THOSE FORWARD-LOOKING STATEMENTS) WITH RESPECT TO THOSE ASSUMPTIONS OR HYPOTHESES.

THE ASSUMPTIONS USED FOR PURPOSES OF THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS DOCUMENT REPRESENT ESTIMATES OF FUTURE EVENTS AND ARE SUBJECT TOUNCERTAINTY AS TO POSSIBLE CHANGES IN ECONOMIC, LEGISLATIVE, INDUSTRY, AND OTHER CIRCUMSTANCES. AS A RESULT, THE IDENTIFICATION AND INTERPRETATION OF DATA AND OTHER INFORMATION AND THEIR USE IN DEVELOPING AND SELECTING ASSUMPTIONS FROM AND AMONG REASONABLE ALTERNATIVES REQUIRE THE EXERCISE OF JUDGMENT. TO THE EXTENT THAT THE ASSUMED EVENTS DO NOT OCCUR; THE OUTCOME MAY VARY SUBSTANTIALLY FROM ANTICIPATED OR PROJECTED RESULTS AND, ACCORDINGLY, NO OPINION IS EXPRESSED ON THE ACHIEVABILITY OF THOSE FORWARD-LOOKING STATEMENTS.

THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS PROSPECTUS HAVE BEEN COMPILED AS OF THE DATE OF THIS PROSPECTUS AND SHOULD BE EVALUATED WITH CONSIDERATION OF ANY CHANGES OCCURRING AFTER THE DATE OF THIS PROSPECTUS. NO ASSURANCE CAN BE GIVEN THAT ANY OF THE ASSUMPTIONS RELATING TO THE FORWARD-LOOKING STATEMENTS SPECIFIED IN THIS PROSPECTUS ARE ACCURATE OR THAT THEY WILL PROVE TO BE APPLICABLE TO A PARTICULAR PURCHASER OF THE SHARES. IT IS THE RESPONSIBILITY OF THE PURCHASERS OF THE SHARES AND THEIR ADVISORS TO REVIEW THOSE FORWARD-LOOKING STATEMENTS TO CONSIDER THE ASSUMPTIONS ON WHICH THOSE FORWARD-LOOKING STATEMENTS ARE BASED AND TO ASCERTAIN THEIR REASONABLENESS.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
SUMMARY...................................................................    7

THE COMPANY...............................................................    7

THE OFFERING..............................................................    8

RISK FACTORS..............................................................    9

DIVIDEND POLICY...........................................................   15

DILUTION..................................................................   16

USE OF PROCEEDS ...........................................................  16

PLAN OF DISTRIBUTION......................................................   18

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS...............................................   18

BUSINESS..................................................................   19

MANAGEMENT................................................................   22

PRINCIPAL STOCKHOLDERS....................................................   25

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................   25

DESCRIPTION OF SECURITIES.................................................   26

MARKET FOR COMMON STOCK...................................................   26

SHARES ELIGIBLE FOR FUTURE SALE...........................................   27

EXPERTS...................................................................   28

ADDITIONAL INFORMATION....................................................   28

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.........................   29

FINANCIAL STATEMENTS......................................................   30

ARTICLES OF INCORPORATION.................................................   38

BY-LAWS...................................................................   46

INDEPENDENT AUDITORS' CONSENT.............................................   61

SUMMARY The following summary is qualified in its entirety by reference to the more detailed information and the Company's financial statements (including the notes thereto) appearing elsewhere in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors."

                                   THE COMPANY

CONSULTANTTOWN.COM, INC. was incorporated in Delaware on June 11, 1999 to provide a premier Internet Web site dedicated to consultant education, communication and information exchange. The Company plans to offer Web site services that will establish the industry standard for online consultant communities. The Company's principal executive office is located at 2425 North Central Expressway, Suite 400, Richardson, TX 75080-2714, (501) 269-7737.

                                  THE OFFERING

COMMON STOCK OFFERRED . . . . . . . Up to a maximum of 1,000,000 shares

TERMS OF THE OFFERING . . . . . . . There is no minimum offering. Accordingly, as shares are sold, we will use the money raised for our activities. The offering will remain open until June 30, 2000, unless we decide to cease selling efforts prior to this date.


USE OF  PROCEEDS . . . . . . . . . . The Company  intends  intend to use the net proceeds of this offering primarily for: - hiring additional personnel, - development of our technology and web site, - sales and marketing efforts; - promotion of user growth and usage; and - general corporate purposes.

Plan of  distribution  . . . . . . . .This  is a  direct  participation  and no minimum offering, with no commitment by anyone to purchase any shares. The shares will be offered and sold by our principal executive officers and directors, although we may retain the services of one or more NASD registered broker-dealers as selling agent(s) to effect offers and sales on our behalf. None have been retained as of this date.


SHARES OF COMMON STOCK
OUTSTANDING BEFORE OFFERING . . . . 5,000,000

SHARES OF COMMON STOCK
OUTSTANDING AFTER OFFERING . . . .  6,000,000

The Shares offered hereby involve a high degree of risk, and prospective purchasers should carefully consider the factors described under the heading "Risk Factors."

                                  RISK FACTORS

An investment in the Shares involves a substantial number of significant risks, which each prospective purchaser of the Shares should consider prior to making a decision to purchase the Shares. Each prospective purchaser of the Shares should carefully consider the following risk factors, as well as other risk factors, which may be specified by the provisions of this document. This Prospectus contains forward-looking statements that involve risks and uncertainties. The actual results of the Company may differ materially from the results specified in the forward-looking statements because of certain factors, including those specified in the following risk factors and elsewhere in this document. Prospective purchasers of the Shares must be prepared for the possible loss of their entire investments in the Company. The order in which the following risk factors are presented is arbitrary, and prospective purchasers of the Shares should not conclude, because of the order of presentation of the following risk factors, that one risk factor is more significant than another risk factor.

NO OPERATING HISTORY

The Company was formed on June 11, 1999 and plans to establish its Web site during the fourth quarter of 1999. Accordingly, we have no operating history on which you can base your evaluation of our business and prospects. Our prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the early stages of development in new and evolving markets for online services. The risks include:

         * our ability to further develop awareness and loyalty for our ConsultantTown.com brand;

         *   our ability to attract and retain qualified personnel; and

         * our ability to anticipate and adapt to the changes in the evolving electronic commerce market.

RELIANCE ON COMPUTER EQUIPMENT AND SOFTWARE SYSTEMS

The Company intends to invest significantly in its computer equipment and software systems, and has focused on applying this technology to meet its customers' needs. The Company anticipates that it will be necessary to continue to invest in and develop new and enhanced computer systems on a timely basis to maintain its competitiveness. From time to time, capital expenditures may be required to keep the Company's technology up to date. The temporary or permanent loss of any of the Company's equipment or systems, through operating malfunction or otherwise, could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON KEY PERSONNEL

The success of the Company is largely dependent upon the efforts, direction and guidance of Andrew P Davis, the Company's founder. The Company's growth and success also depend in part on its ability to attract and retain qualified employees and on the ability of its executive officers and key employees to manage its operations successfully. The loss Mr. Davis, or the inability of the company to attract and retain key management personnel in the future, could have a material adverse effect on the Company's results of operations and financial condition.

COMPETITION  FROM  INTERNET  COMPANIES

The market for Internet products and services is highly  competitive.

There are no substantial barriers to entry in these markets, and we expect that competition will continue to intensify.

As we expand the scope of our Internet services, we will compete directly with a greater number of Internet sites and other online providers who offer competitive products or services addressing consulting and small business topics on the Internet. Increased competition in consulting-related services may reduce our access to subscribers and advertisers, and thus reduce our revenue.

DEPENDENCE ON SYSTEM INTEGRITY

The performance of our Web site is important to our reputation, our ability to attract subscribers and advertisers. Any system failure that causes an interruption or an increase in response time of our services could result in fewer potential subscribers. System failures, if prolonged, could reduce the attractiveness of our services to potential subscribers.

Our operations are susceptible to outages due to fire, floods, power loss, telecommunications failures, break-ins, and similar events. In addition, despite our implementation of network security measures, our servers are vulnerable to computer viruses, break-ins, and similar disruptions from unauthorized tampering with our computer systems. We do not carry sufficient insurance to compensate for losses that may occur as a result of any of these events.

LEGAL UNCERTAINTIES ASSOCIATED WITH THE INTERNET AND ELECTRONIC COMMERCE

A number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including:

         *   online content;

         *   user privacy;

         *   taxation;

         *   access charges;

         *   liability for third-party activities; and

         *   jurisdiction.

In addition, the applicability to the Internet of existing laws is uncertain. The adoption of new laws is uncertain. The adoption of new laws or the application of existing laws may decrease the use of the Internet, which would decrease the demand for our services, increase our cost of doing business or otherwise have an adverse effect on our business.

Certain telephone carriers claim that the increasing popularity of the Internet has burdened the existing telecommunications infrastructure and that many areas with high Internet use are experiencing interruptions in telephone service. These carriers have petitioned the Federal Communications Commission to impose access fees on Internet service providers. If these access fees are imposed, the costs of communicating on the Internet could increase, which could decrease demand for our services and increase our cost of doing business.

TECHNOLOGICAL CHANGES

Rapid technological developments, evolving industry standards, and frequent new products and enhancements characterize the market for Internet products and services. If faster Internet access becomes more widely available through cable modems or other technologies, we may be required to make significant changes to the design and content of our Web site to compete effectively.

As the number of Web pages and users increase, we will need to modify the Internet infrastructure and our Web site to accommodate increased traffic on the Web site that we maintain. If we cannot modify our computer systems, we may experience system disruptions and slower response times.

If we fail to effectively adapt to increased usage of the Internet or new technological developments, our business will be adversely affected.

IMPORTANCE OF BRAND AWARENESS

We believe that establishing and maintaining the ConsultantTown.com brand name and its reputation is an important aspect of our efforts to attract and expand our technology services. We also believe that the importance of brand recognition will increase due to the growing number of Internet sites and the relatively low barriers to entry. If we fail to adequately promote and maintain our brand name, our financial performance will suffer.

To maintain and enhance the ConsultantTown.com brand, we must provide high-quality products and services on the Internet. If any breach or alleged breach of security or privacy involving our online services occurs, or if we are unable to otherwise successfully promote and maintain our brand, our business will suffer. Also, to the extent consumers confuse similar consulting-related Web sites with ours, our reputation could be harmed and our business could suffer.

ONLINE SECURITY RISKS

A significant barrier to online commerce is the secure transmission of confidential information over public networks. We rely on encryption and authentication technology licensed from third parties to effect secure transmission of confidential information. Advances in computer capabilities, new discoveries in cryptography, or other developments may result in a breach of the algorithms we use to protect customer data. If any compromise of our security occurs, it would injure our reputation, and could impact the success of our business.

DEPENDENCE ON SOFTWARE LICENSED TO US BY THIRD PARTIES

Our products and services will rely on software licensed to us by third parties. We believe there are other sources for most of the specialized software we will license and that we could replicate the functionality of this software. However, because our products incorporate software developed and maintained by third parties, and because we will license from third parties certain industry standard software products that cannot be replicated, we depend on those third parties to:

         *   deliver and support reliable products;

         *   enhance their current products;

         *   develop new products on a timely and cost-effective basis; and

         * respond to emerging industry standards and other technological changes.

In addition, the third party software currently used in our products and the delivery of our services may become obsolete or incompatible with the products and services we offer in the future.

If we have to replace third-party software for any of those reasons, our business could suffer during the replacement period.

NEED FOR SUFFICIENT TECHNICAL AND SUPPORT PERSONNEL

Competition for qualified technical and support personnel is intense, and we may not be able to hire and retain sufficient numbers of qualified technical and support personnel. If we fail to hire and retain sufficient numbers of technical and support personnel, our business and results of operations would be adversely affected.

UNEXPECTED YEAR 2000 PROBLEMS

Many existing computer systems and software products do not properly recognize dates after December 31, 1999. This Year 2000 problem could result in data corruption, system failures or disruptions of operations. We are subject to potential Year 2000 problems affecting our products and services, our internal systems, and the systems of third parties on which we rely. We believe that the technology underlying our products and services will be Year 2000 compliant. However, we may discover errors or defects in our internal systems that may not be resolvable or that may result in material costs to us. Internal Year 2000 problems could negatively affect our business, operating results and financial condition.

We use third-party equipment, software and content that may not be Year 2000 compliant. Although we typically receive assurances from third parties that they are Year 2000 compliant, we do not independently verify their Year 2000 compliance. If third parties on whom we rely are not Year 2000 compliant, our business could be adversely affected.

See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

TRADE NAME PROTECTION

The Company has registered the domain name "ConsultantTown.com" with InterNIC. The success of the Web site depends on the ability of the Company to protect its trade name rights to the name "ConsultantTown.com". The inability of the Company to adequately protect its rights to the trade name could have a material adverse effect on the Company's business, financial condition and results of operations.

LIMITED TRANSFERABILITY

Under federal and state securities laws, a shareholder's transfer of his or her stock in the Company may be subject to certain restrictions. Thus, Investors will not be able to freely transfer their shares and, when transfer is permissible, Investors may not realize the value they would receive if the Common Stock was not subject to such restrictions on transferability.

LIMITED MARKETABILITY; POSSIBLE VOLATILITY OF STOCK PRICE

Because it is uncertain whether a public trading market in the Company's capital stock will develop, a shareholder may not be able to liquidate his or her investment in the Company. The purchase of Common Stock should therefore be considered as a long-term investment. The market price of the Common Stock may fluctuate substantially due to a variety of factors, including announcements of new, similar Web sites by competitors, changes in earnings estimates, changes in accounting principles, sales of Common Stock by existing holders, loss of key personnel and other factors. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has often had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. Any such litigation instigated against the Company could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's business, operating results and financial condition.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of Common Stock following the Offering could adversely affect the prevailing market price of the Common Stock and the Company's ability to raise capital in the future. The Company has issued 5,000,000 shares of Common Stock to founders of the Company. Upon completion of this offering, the Company will have a total of 6,000,000 shares of Common Stock outstanding. Consequently, the Company will have 94,000,000 shares of Common Stock after the Offering which are authorized but unissued. These unissued shares can be issued at a later date without shareholder approval, which could result in further dilution of Investors.

The 1,000,000 shares of Common Stock sold in the Offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act ("Affiliates'), may generally be sold only in compliance with certain limitations of Rule 144 described below. The remaining approximately 5,000,000 shares of Common Stock will be deemed "Restricted Shares" under Rule 144. None of the Restricted Shares are eligible for sale in the public market immediately after the Offering under Rule 144(k) under the Securities Act.

In general, under Rule 144 as recently amended, beginning approximately 90 days after the effective date of the Registration Statement of which this Prospectus is a part, a stockholder, including an Affiliate, who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least one year from the later of the date such securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate, is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (approximately 60,000 immediately after the Offering) or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate of the Company, a stockholder who is not an Affiliate of the Company at the time of sale and has not been an Affiliate of the Company for at least three months prior to the sale is entitled to sell the shares immediately without compliance with the foregoing requirements under Rule 144.

Prior to the Offering, there has been no public market for the Common Stock. No prediction can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time. The Company is unable to estimate the number of shares that may be sold in the public market pursuant to Rule 144, since this will depend on the market price of the Common Stock, the personal circumstances of the sellers, and other factors. Nevertheless, sales of significant amounts of the Common Stock of the Company in the public market could adversely affect the market price of the Common Stock and could impair the Company's ability to raise capital through an offering of its equity securities.

DISCLOSURE OF THE SECURITIES AND EXCHANGE COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Delaware Corporation Law provides that a Delaware corporation has the power to indemnify any person who is a party to any proceeding by (other than an action by, or in the right of the corporation) reason of the fact that the person was a director, officer, employee or agent of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Article XI of the Company's Bylaws provides indemnification to the Company's directors and officers for any action, suit or proceeding of any nature that involves such person by reason of the fact that he or she is or was a director or officer of the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

RISK OF LIMITATION ON ACQUISITION AND CHANGE IN CONTROL

The Articles of Incorporation of the Company authorize the Board of Directors of the Company to issue shares of preferred stock and to establish the preferences and rights of any preferred stock issued. The issuance of preferred stock could have the effect of delaying or preventing a change in control of the Company, even if a change in control were in the stockholders' interests.

CONCENTRATION OF OWNERSHIP

The current executive officers and directors of the Company will beneficially own or have voting control over approximately 83.33% of the outstanding Common Stock following the Offering. Accordingly, these individuals will have the ability to influence the election of the Company's directors and effectively to control most corporate actions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control of the Company.

ABSENCE OF DIVIDENDS

The Company has never paid cash dividends on its Common Stock and does not anticipate paying cash dividends on its Common Stock in the foreseeable future.

UNIDENTIFIED RISKS

Although the Company has endeavored to identify all material risks associated with an investment in the Common Stock, it is probable that material risks exist which have not been identified herein.

                                 DIVIDEND POLICY

The Company has never declared or paid dividends on its capital stock. The Company does not anticipate paying any cash dividends in the foreseeable future. Payments of future dividends, if any, will be at the discretion of the Company's Board of Directors after taking into account various factors, including the Company's financial condition, operating results, current and anticipated cash needs and plans for expansion.

                                    DILUTION

The following sets forth the dilution per share (as of July 12, 1999) after giving effect to this offering:

  Effective price of Common Shares offered hereunder:                             $1.00
  Net tangible book value before the offering:(1)                     0.0001
  Increase in net tangible book value attributable to the offering:
                                                                      0.1667
  Net tangible book value after the offering:                         0.1668      0.1668
                                                                      ------      ------
  Dilution to investor:                                                           0.8332
  Dilution to investor (as a percentage):                                         83.32%

(1)This table gives effect to the issuance of an aggregate of 5,000,000 shares of common stock at $0.001 per share on June 11, 1999.

ConsultantTown.com issued five million shares to Castle Rock Capital Corporation upon incorporation in exchange for $500.00 in cash.

There are currently no outstanding stock options or warrants.

                                 USE OF PROCEEDS

Our success is entirely dependent on our ability to sell the shares in this offering. None of the items listed below can be fully completed unless we raise a minimum of $100,000 from this offering. We may not be able to raise all or part of the funds we need to operate our business. If we are unable to raise these funds we will not remain as a viable going concern and investors may lose their entire investment. If we receive net proceeds in an amount less than $100,000, our business operations will be curtailed to an extent not presently determinable by management.

The maximum net proceeds from this offering may be as high as $1,000,000 if we sell all of the shares offered. If we are unable to sell all of the shares offered, the net proceeds would be lower. In the table below, we have detailed the minimum amount of capital required for us to operate our business as currently planned. In addition, we have outlined the manner in which we intend to use the funds raised, assuming that we sell all of the shares offered.


Application of                            Minimum Amount         Maximum Amount
Net Proceeds                              Required               Of Net Proceeds
Technology                                  25,000                   80,000
Content                                      5,000                   60,000
Sales and marketing                         50,000                  275,000
Customer support                                 0                   75,000
Offering costs                              10,000                   10,000
Working capital and general corporate       10,000                  500,000
purposes

Total                                     $100,000               $1,000,000


Technology. We intend to expand our software and web site development efforts, increase our network infrastructure, purchase computing and networking equipment, build an electronic commerce software system and purchase an advertising server. We also expect to hire additional consultants to engage in these activities.

Content. We intend to license content from third parties that we have not yet identified, and expect to engage additional consultants to engage in these activities.

Sales and Marketing. We intend to produce, create and place Internet, print and radio commercials. We also intend to produce, create and manage promotions and publicity to encourage usage of our services. We expect to hire additional consultants to engage in these activities.

Customer Support. We intend to purchase software, hardware and systems to handle our customer support requirements. We expect to hire consultants to engage in these activities.

Offering Costs. We intend to pay for the costs of this offering.

Working Capital and General Corporate Purposes. We may use a portion of the proceeds allocated to working capital and general corporate purposes to pay a portion of trade payables incurred from time to time, if cash flow from operations is insufficient for these purposes. We also expect to hire additional consultants to engage in general and administrative activities.

The foregoing represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business. We based this estimate on assumptions, including expected expansion of our user base, usage of our services, increases in revenues and assumed that our proposed software and services can be completed and introduced without unanticipated delays or costs. If any of these factors change, we may find it necessary to reallocate a portion of the proceeds within the above-described categories or use portions of the proceeds for other purposes. Our estimates may prove to be inaccurate or new programs or activities may be undertaken which will require considerable additional expenditures or unforeseen expenses may occur.

If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations. We may need to raise additional funds in the future in order to fund more aggressive brand promotions and more rapid expansion, to develop newer or enhanced products or services, to fund acquisitions, to respond to competitive pressures, or to acquire complementary businesses, technologies or services. The proceeds of this offering may not be sufficient to fund our proposed expansion and additional financing may not become available if needed.

Because we anticipate selling the shares through the efforts of our officers and directors, the numbers above do not include any deductions for selling commissions. If broker/dealers are used in the sale of the shares, up to 13% of any gross proceeds raised in this offering will probably be payable to one or more NASD registered broker-dealers. In such event, net proceeds to us will be decreased and the use of proceeds may be proportionately reallocated in management's sole discretion. There are no current agreements, arrangements or other understandings in connection with any of the foregoing. We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.


                              PLAN OF DISTRIBUTION

The Shares will be offered and sold by the Company through its officers in accordance with and subject to the terms of this Offering.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

PLAN OF OPERATION

The Company, a Delaware corporation which was formed on June 11, 1999, intends to provide a premier Internet site dedicated to consultant education, communication and information exchange. The Company plans to provide the following services and products:

               * Discussion Forums -each consultant member of ConsultantTown.com will have the ability to create and participate in Web forums that address a variety of consulting and small business issues.

               *    Interactive    chats   -   each    consultant    member   of
                    ConsultantTown.com will have the choice of participating in real-time or delayed discussions on topics of their choice.

               * Integrated Bulletin Boards - consultant members will have the opportunity to post comments on ongoing discussions or on topics of interest, give feedback or propose a subject to discuss.

Many existing computer systems and software products do not properly recognize dates after December 31, 1999. This Year 2000 problem could result in data corruption, system failures or disruptions of operations. The Company is subject to potential Year 2000 problems affecting our products and services, our internal systems, and the systems of third parties on whom we rely. The Company believes that the technology underlying our products and services will be Year 2000 compliant. However, we may discover errors or defects in our internal systems that may not be resolvable or that may result in material costs to us. Internal Year 2000 problems could negatively affect the Company's business, operating results and financial condition.

The Company uses third-party equipment, software and content that may not be Year 2000 compliant. Although the Company may typically receive assurances from third parties that they are Year 2000 compliant, we do not independently verify their Year 2000 compliance. If third parties on whom we rely are not Year 2000 compliant, the Company' business could be adversely affected.

The Company intends to outsource its work until it reaches a certain level of profitability. Currently, several consultants work part-time for the Company. While serving as President, Mr. Davis, will devote only a minimal amount of time to that effort. It is anticipated that after an initial round of capital financing, the Company will employ several full-time employees.

The Company believes that its available cash and cash equivalents as well as cash generated from operations and its available credit line will be sufficient to meet the Company's cash requirements for the current fiscal year. The Company's does not expect its operations to be affected materially by inflation either currently or in the foreseeable future.

ANY FORWARD LOOKING STATEMENTS OF MANAGEMENT CONTAINED IN THIS DOCUMENT HAVE BEEN COMPILED ON THE BASIS OF ASSUMPTIONS MADE BY MANAGEMENT AND CONSIDERED TO BE REASONABLE. FUTURE OPERATING RESULTS OF THE COMPANY, HOWEVER, ARE IMPOSSIBLE TO PREDICT AND NO REPRESENTATION OR WARRANTY REGARDING FUTURE OPERATING RESULTS OF THE COMPANY IS TO BE INFERRED FROM ANY FORWARD LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT.

                                    BUSINESS

INTRODUCTION

The Company was incorporated on June 11, 1999 to provide a premier Internet Web site dedicated to consultant education, communication and information exchange. The Company plans to offer Web site services that will establish the industry standard for online consultant communities. These services will utilize state of the art technology, security, consultant authentication and a combination of Internet protocols. The Company is actively working on activating its ConsultantTown.com Web site during the first quarter of 2000.

INDUSTRY

The Internet is a rapidly growing, exciting new means of communicating, accessing information and engaging in commerce. Several factors have led to the growth of the Internet, including the expanding use of personal computers in many homes and businesses, easy and affordable accessibility to information, technology developments permitting faster and user-friendly Internet connections, and increased awareness of the Internet among consumer and business users.

Small Business information is one of the fastest growing areas of interest on the Internet. Consultants who would like to obtain up-to-date information relevant to their practices and communicate with their colleagues can make use of the Internet to satisfy their information and communication needs. The Company will offer a Web site that meets those needs by providing consultants fast and simple access to a variety of communications and information functions. Also, the Company believes that Start-Up and High Tech companies will have an increasing interest in using online advertising to reach target groups that reflect appealing and compatible demographics.

PRODUCTS AND SERVICES

The primary focus of the Company's business is to provide an education and communication forum for consultants that have an interest in sharing ideas and information, discussing current issues and the latest technologies and methods with their colleagues, and participating in online courses to obtain required educational credits easily and conveniently. Through various marketing efforts, consultants will be encouraged to visit the ConsultantTown.com Web site and to experience and enjoy all of the benefits the Web site has to offer.

To ensure a private community of consultants, the Company will require each member to provide their name and credentials. Upon registration at the Web site, the information will be verified to qualify the consultant for membership. Once inside the Web site, consultant members may participate in a wide range of available features, from viewing clinical techniques to updating their personal and professional calendars. Member consultants will also be given a discount on products and services from the industry alliances and strategic companies that will promote the Web site. The Web site will permit consultants to quickly access comprehensive consultant reference databases, journals and directories to help them in their practices. Member consultants will also be able to share experiences and exchange information in a private environment with other members through e-mail, real-time discussions or message boards.

STRATEGIC ALLIANCES; EXPANSION OF BUSINESS

The Company intends to develop strategic alliances with consulting firms and professional associations to establish a synergistic network for interrelated services that could be offered at an attractive discount to ConsultantTown.com members. These same alliances will also provide online advertising prospects for the Company.

KEY MARKET

The  Company's  services  are  targeted to  consultants  who have an interest in
communicating  with  their  colleagues  and  obtaining  up-to-date   information
relevant to their practices.

INFORMATION SYSTEMS AND THE YEAR 2000

Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year
2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, in less than one year, computer systems or software used by many companies or both may need to be upgraded to comply with "Year 2000" requirements. The Company believes that the computers and off-the-shelf software it will use will be Year 2000 compliant.

COMPETITION

Due to the rapid expansion of the Internet, the market for Internet services and products is intensely competitive and rapidly changing. The Company competes, directly and indirectly, for subscribers, and advertisers with other online services or Web sites targeted to the healthcare industry generally.

         The Company believes that the central factors for attracting and retaining consultant subscribers are the depth, breadth and timeliness of services and content, the ability of ConsultantTown.com to offer interesting and compelling services and content, ease of use and name recognition. The Company believes that the principal factors that will attract advertisers to ConsultantTown.com are the number of consultant subscribers, the aggregate traffic on the Web site, the demographics of the consultant subscribers and creativity in advertising placement on the site. To be competitive, the Company must respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. There can be no assurance that the Company will be successful in using new technologies effectively for adapting its Web site and technology to subscriber needs.

Many of the Company's current and potential competitors have greater resources to devote to the development and promotion of their Web sites in terms of a longer operating history, greater financial, technical and marketing resources, wider name recognition, and larger subscriber bases that in turn generate a greater ability to attract subscribers and advertisers. There can be no assurance that the Company will be able to compete successfully against current and future competitors, or that competitive pressures faced by the Company will not have a material adverse effect on its business, financial condition and operating results.

PERSONNEL

The Company intends to outsource its work until it reaches a certain level of profitability. Currently, several consultants work part-time for the Company. Mr. Davis, while serving as President of the Company, is devoting only part of his time to that effort. It is anticipated that after an initial round of capital financing, the Company will employ several full-time employees.

LEGAL PROCEEDINGS

As of the date of this Prospectus, the Company is not a party to any material legal proceedings. Notwithstanding this, from time to time, the Company may be involved in material litigation.

DESCRIPTION OF PROPERTY

The Company has no properties and at this time has no agreements to acquire any properties. The Company currently uses the offices of management at no cost to the Company. Management has agreed to continue this arrangement until the Company can afford to select its own office space.

                                   MANAGEMENT

The following table and subsequent discussion sets forth information concerning our directors and executive officers, each of whom will serve in the same capacity with us upon completion of the offering. Each director and executive officer was elected to his position in 1999.

      Name                     Age               Positions and Offices Held
A. DeWayne Davis               50          President, Director

Andrew P. Davis                26          Vice President, Secretary, Director

There are no agreements or understandings for the officers or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor will act at the direction of any other person.

Set forth below is the name of the directors and officers of the Company, all positions and offices with the Company held, the period during which they have served as such, and the business experience during at least the last five years:

DeWayne Davis received a Bachelor of Business Administration in Accounting from the University of Central Arkansas in 1970. From 1970-1973, Mr. Davis worked for a CPA firm in Little Rock, AR. From 1974-present, Mr. Davis has been self-employed. During his self-employment Mr. Davis has owned many businesses in areas such as, retail stores, insurance agencies, construction and development companies, and manufacturing companies. From 1997 to date, Mr. Davis has been a principal of Pinnacle Investments, LLC. His firm specializes in business consulting.

Andrew Davis received a Bachelor of Business Administration in Accounting from the University of Central Arkansas in 1997. From 1995 to 1998 Mr. Davis worked for an investment advisory firm in Little Rock, AR. His position was that of Assistant Portfolio Manager. From 1998 to date, Mr. Davis has been a consultant for Pinnacle Investments, LLC. This firm specializes in business consulting.

Each of the Company's directors is elected at the annual meeting of stockholders and serves until the annual meeting and until his or her successor is elected and qualified, or until his or her earlier death, resignation, or removal. No compensation is currently paid to directors for their service on the Board.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth each person known by the Company to be the beneficial owner of five percent or more of the Company's Common Stock, all directors individually and all directors and officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address                          Amount of Beneficial        Percentage
of Beneficial Owner                            Ownership               of Class

Castle Rock Capital Corporation (1)            5,000,000                 100%
2425 North Central Expressway, Suite 400
Richardson, TX  75080-2714

A. DeWayne Davis (2)                           1,000,000                  20%
2425 North Central Expressway, Suite 400
Richardson, TX  75080-2714

Andrew P. Davis (3)                            2,000,000                  40%
2425 North Central Expressway, Suite 400
Richardson, TX  75080-2714

DeWayne Davis Children's Trust (4)             2,000,000                  40%
2425 North Central Expressway, Suite 400
Richardson, TX  75080-2714

All Executive Officers
and Directors as a Group
(1 Person)                                     5,000,000                 100%

(1) Both Andrew Davis and DeWayne Davis are shareholders, directors and officers of Castle Rock Capital Corporation. Castle Rock Capital Corporation acts as a marketing and consulting company for its affiliated companies.

(2) As a shareholder, director and officer of Castle Rock Capital Corporation, DeWayne Davis is deemed to be the beneficial owner of 20% of the common stock of the Company owned by Castle Rock Capital Corporation.

(3) As a shareholder, director and officer of Castle Rock Capital Corporation, Andrew Davis is deemed to be the beneficial owner of 40% of the common stock of the Company owned by Castle Rock Capital Corporation.

(4) As a shareholder of Castle Rock Capital Corporation, the DeWayne Davis Children's Trust is deemed to be the beneficial owner of 40% of the common stock of the Company owned by Castle Rock Capital Corporation.

STATEMENT CONCERNING INDEMNIFICATION

Our directors are bound by the general standards for directors provisions in Delaware law. These provisions allow our directors in making decisions to consider any factors as they deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy. Delaware law limits our director's liability.

We have agreed to indemnify all our directors, meaning that we will pay for damages they incur for properly acting as directors. The SEC believes that this indemnification may not be given for violations of the Securities Act that governs the distribution of our securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.

EMPLOYEES

The Company intends to outsource its work until it reaches a certain level of profitability. Currently, several consultants work part-time for the Company. Mr. Davis, while serving as President of the Company, is devoting only part of his time to that effort. It is anticipated that after an initial round of capital financing, the Company will employ several full-time employees. It is anticipated that after an initial round of capital financing, the Company will employ several full-time employees.

EXECUTIVE COMPENSATION

No compensation is currently paid to officers of the Company.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth information about our current shareholders. The person named below has sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this prospectus. The numbers in this table assume 6,000,000 shares of common stock outstanding following the offering:

----------------------------------- -------------------------------------------- ----------------------------------------
                                                   Shares Owned                             Percentage Owned
----------------------------------- -------------------------------------------- ----------------------------------------
----------------------------------- -------------------------------------------- ----------------------------------------
                                       Before offering        After offering      Before offering      After offering
----------------------------------- ---------------------- --------------------- ------------------- --------------------
----------------------------------- ---------------------- --------------------- ------------------- --------------------
Castle Rock Capital Corporation
(1)                                       5,000,000             5,000,000             100.00%              83.33%
----------------------------------- ---------------------- --------------------- ------------------- --------------------
----------------------------------- ---------------------- --------------------- ------------------- --------------------
A. DeWayne Davis (2)                      1,000,000             1,000,000              20.00%              16.67%

----------------------------------- ---------------------- --------------------- ------------------- --------------------
----------------------------------- ---------------------- --------------------- ------------------- --------------------
Andrew P. Davis (3)                       2,000,000             2,000,000              40.00%              33.33%

----------------------------------- ---------------------- --------------------- ------------------- --------------------
----------------------------------- ---------------------- --------------------- ------------------- --------------------
All directors and                         5,000,000             5,000,000             100.00%              83.33%
Officers as a group - 5 persons

----------------------------------- ---------------------- --------------------- ------------------- --------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FACILITIES

Currently, the Company's operations are located at facilities located at 2425 North Central Expressway, Suite 400, Richardson, Texas 75080-2714 leased by CIM Systems, Corp. Castle Rock Capital Corporation utilizes space which is leased by CIM Systems, Corp. No Affiliates control CIM Systems, Corp., but both DeWayne and Andrew Davis, who are directors of the Company, control Castle Rock Capital Corporation. No rent will be charged for the Company's use of those facilities during the Company's initial development phase. The Company plans to move to different facilities after adequate financing is obtained.

SALES TO OFFICERS  AND  DIRECTORS

The Company has issued shares of its Common Stock to the following officers and directors who were founders of the Company at a price of $.0001 per share:

Class of Purchasers           Date of Sale        Title of Securities     Number of Aggregate     Purchase Price and
                                                                          Securities              Form of Consideration
Castle Rock Capital           06/11/99            Common Stock            5,000,000               $500.00
Corporation

All sales were made in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. These sales were made without general solicitation or advertising. Each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment and
represented  to  the  Registrant   that  the  shares  were  being  acquired  for
investment.

All sales were made in reliance on Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder. These sales were made without general solicitation or advertising. Each purchaser was a sophisticated investor with access to all relevant information necessary to evaluate the investment and
represented  to  the  Registrant   that  the  shares  were  being  acquired  for
investment.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

The Company is authorized to issue up to 100,000,000 shares of Common Stock, par value $.0001 per share. On June 11, 1999, the Company issued 5,000,000 shares of Common Stock to the founder of the Company. The holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote at a meeting of stockholders, and except as provided by resolutions of the Company's Board of Directors providing for the issuance of any class or series of Preferred Stock, the exclusive voting power for all purposes is vested in the holders of Common Stock.

Subject to the preferential rights of holders of Preferred Stock as provided by resolutions of the Company's Board of Directors authorizing the issuance of any class of Preferred Stock, holders of Common Stock are entitled to receive their pro rata share, based upon the number of shares held by them, of such dividends or other distributions as may be declared by the Board of Directors. In the event of a liquidation, dissolution, or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after the payment or provision of the Company's debts and other liabilities and the liquidation preference of any outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding shares of Common Stock are, and the shares of Common Stock offered hereby will be, when issued, validly issued, fully paid and nonassessable.

After completion of the Offering, 6,000,000 shares of Common Stock will be issued and outstanding.

                             MARKET FOR COMMON STOCK

There is no public trading market for the Common Stock. Currently, there are forty holders of record for the Common Stock. No cash dividends have ever been declared on the Common Stock.

                         SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the Offering, the Company will have 6,000,000 shares of Common Stock outstanding. The 1,000,000 shares of Common Stock sold in the Offering will be freely tradable without restriction or further registration under the Securities Act, except that any shares purchased by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act ("Affiliates'), may generally be sold only in compliance with certain limitations of Rule 144 described below. The remaining approximately 5,000,000 shares of Common Stock will be deemed "Restricted Shares" under Rule 144. None of the Restricted Shares are eligible for sale in the public market immediately after the Offering under Rule 144(k) under the Securities Act.

In general, under Rule 144 as recently amended, beginning approximately 90 days after the effective date of the Registration Statement of which this Prospectus is a part, a stockholder, including an Affiliate, who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least one year from the later of the date such securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate, is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (approximately 60,000 immediately after the Offering) or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, under Rule 144(k), if a period of at least two years has elapsed between the later of the date restricted securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate of the Company, a stockholder who is not an Affiliate of the Company at the time of sale and has not been an Affiliate of the Company for at least three months prior to the sale is entitled to sell the shares immediately without compliance with the foregoing requirements under Rule 144.

Prior to the Offering, there has been no public market for the Shares. No prediction can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time. The Company is unable to estimate the number of shares that may be sold in the public market pursuant to Rule 144, since this will depend on the market price of the Common Stock, the personal circumstances of the sellers, and other factors. Nevertheless, sales of significant amounts of the Common Stock of the Company in the public market could adversely affect the market price of the Common Stock and could impair the Company's ability to raise capital through an offering of its equity securities.

                                     EXPERTS

The balance sheet of ConsultantTown.com, Inc. as of July 12, 1999, appearing in this Prospectus and the Registration Statement has been audited by WEINBERG & COMPANY, P.A., independent auditors, as stated in their report appearing herein and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

The Company has filed a Registration Statement on Form SB-2 under the Securities Act with the Commission in Washington, D.C. with respect to the securities offered hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is hereby made to the Registration Statement and the exhibits and schedules filed as a part thereof. Statements contained in this Prospectus as to the contents of any agreement or any other document referred to are not necessarily complete, and in each instance, if such agreement or document is filed as an exhibit, reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibit. The Registration Statement, including exhibits and schedules thereto, may be inspected and copied at the principal office of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company is required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

No person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities 250,000 SHARES to which it relates, or an offer to or a solicitation of any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale CONSULTANTTOWN.COM, INC. made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information herein is correct as of any time subsequent to the date hereof.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our views about future events and financial performance. Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section beginning on page 6. Therefore, you should not place undue reliance upon these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                              FINANCIAL STATEMENTS

Set forth below are the audited financial statements for the Company for the period ended July 12, 1999. The following financial statements are attached to this report and filed as a part thereof.

CONSULTANTTOWN.COM CORPORATION
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENT

AS OF JULY 12, 1999

                         CONSULTANTTOWN.COM CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS


       PAGE      1 - INDEPENDENT AUDITORS' REPORT

       PAGE      2 - BALANCE SHEET AS OF JULY 12, 1999

       PAGE      3 - STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY FOR THE
                     PERIOD FROM JUNE 11, 1999 (INCEPTION) TO JULY 12, 1999

       PAGE      4 - STATEMENT OF CASH FLOWS FOR THE PERIOD FROM JUNE 11, 1999
                     (INCEPTION) TO JULY 12, 1999

       PAGE  5 - 7 - NOTES TO FINANCIAL STATEMENTS AS OF JULY 12, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
 Consultanttown.com Corporation
 (A Development Stage Company)

We have audited the accompanying balance sheet of ConsultantTown.com Corporation (a development stage company) as of July 12, 1999 and the related statements of changes in stockholder's equity and cash flows for the period from June 11, 1999 (inception) to July 12, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of ConsultantTown.com Corporation (a development stage company) as of July 12, 1999 and its cash flows from June 11, 1999 (inception) to July 12, 1999, in conformity with generally accepted accounting principles.



                            WEINBERG & COMPANY, P.A.

Boca Raton, Florida
July 15, 1999

                         CONSULTANTTOWN.COM CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                               AS OF JULY 12, 1999

                                     ASSETS

Cash                                              $      500

TOTAL ASSETS                                      $      500



LIABILITIES AND STOCKHOLDER'S EQUITY


LIABILITIES                                       $     -

STOCKHOLDER'S EQUITY

   Common Stock, $.0001 par
    value, 100,000,000 shares
    authorized 5,000,000 issued
    and outstanding                                      500

     Total Stockholder's Equity                          500

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY        $      500




                 See accompanying notes to financial statements.

                         CONSULTANTTOWN.COM CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CHANGES IN
                              STOCKHOLDER'S EQUITY
                        FOR THE PERIOD FROM JUNE 11, 1999
                          (INCEPTION) TO JULY 12, 1999





                                           Common
                                            Stock                     Total
                                         ----------                ----------
Common Stock issuance                     $   500                   $   500

Net income for the period
 Ended July 12, 1999                          -                         -


BALANCE AT JULY 12, 1999                  $   500                   $   500

                 See accompanying notes to financial statements.

                         CONSULTANTTOWN.COM CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                              STOCKHOLDER'S EQUITY
                        FOR THE PERIOD FROM JUNE 11, 1999
                          (INCEPTION) TO JULY 12, 1999


CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income                                              $    -
 Adjustments to
  reconcile net income
  to net cash provided
  by operating activites:                                     -
                                                         ----------

 Net cash provided by
 operating activities                                         -
                                                         ----------

 CASH FLOWS FROM INVESTING
  ACTIVITIES                                                  -
                                                         ----------

 CASH FLOWS FROM FINANCING
  ACTIVITIES

   Proceeds from issuance
    Of common stock                                          500
                                                         ----------

 Net cash provided by
  Financing activities                                       500
                                                         ----------

 INCREASE IN CASH AND CASH EQUIVALENTS

 CASH AND CASH
  EQUIVALENTS - BEGINNING
  OF PERIOD                                                   -
                                                         ----------

 CASH AND CASH EQUIVALENTS
  - END OF PERIOD                                       $    500
                                                         ----------

                 See accompanying notes to financial statements.

                         CONSULTANTTOWN.COM CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JULY 12, 1999


NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          A.  Organization and Business Operations

          ConsultantTown.com Corporation (a development stage company) ("the Company") was incorporated in Delaware on June 11, 1999 to acquire and develop the necessary businesses to build an Internet Web site that will offer web site services which will cater to consultants and small business owners. At July 12, 1999, the Company had not yet commenced any formal business operations, and all activity to date relates to the Company's formation and proposed fund raising. The Company's fiscal year end is December 31.

          The Company's ability to commence operations is contingent upon its ability to identify a prospective target business and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof.

          B.  Use of Estimates

          The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          C.  Cash and Cash Equivalents

          For purposes of the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                         CONSULTANTTOWN.COM CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JULY 12, 1999


NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

          D.  Income Taxes

          The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any operations for the period ended July 12, 1999.


          E.   New Accounting Pronouncements

          The Financial Accounting Standards Board has recently issued Several new accounting pronouncements. Statement No. 129, "Disclosure of Information about Capital Structure" establishes standards for disclosing information about an entity's capital structure, is effective for financial statements for periods ending after December 15, 1998 and has been adopted by the Company as of December 31, 1998. Statement No. 130, "Reporting Comprehensive Income" establishes Standards for reporting and display of comprehensive income and its components, and is effective for fiscal years beginning after December 15, 1997. Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and require that

                         CONSULTANTTOWN.COM CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                               AS OF JULY 12, 1999


NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         E.  New Accounting Pronouncements - (CONT'D)

         Those enterprises report selected information about operating Segments in interim financial reports issued to shareholders. It also establishes standards for related disclosure about products and services, geographic areas, and major customers, and is effective for financial statements for periods beginning after December 15, 1997. The Company believes that its adoption of Statements 130 and 131 will not have a material effect on the Company's financial position or results of operations.


NOTE  2 - STOCKHOLDERS' EQUITY

         A.  Preferred Stock

         The Board of Directors of the Company may designate from time to time different series of preferred stock and may fix the authorized shares for each series. The holders of each series of preferred stock shall have such rights, preferences and privileges as may be determined by the Board of Directors prior to the issuance of such shares. As of the date of this report the Board of Directors has not authorized or issued any preferred stock.

         B.  Common Stock

         The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company issued 5,000,000 shares to Castle Rock Capital Corporation, which is owned in the majority by the officers of the Company.

                            ARTICLES OF INCORPORATION
                                       OF
                         CONSULTANTTOWN.COM CORPORATION


                                   ARTICLE ONE

                                      Name

The name of the Corporation is ConsultantTown.com Corporation.

                                   ARTICLE TWO

                                    Duration

The Corporation shall have perpetual existence.

                                  ARTICLE THREE

                                    Purpose

The purpose for which this Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE FOUR

                                     Shares

The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares, consisting of 100,000,000 shares of Common Stock having a par value of $.0001 per share.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

H. Any other relative rights, preferences and limitations of that series.

                                  ARTICLE FIVE

                            Commencement of Business

The Corporation is authorized to commence business as soon as its certificate of incorporation has been filed.

                                   ARTICLE SIX

                      Principal Office and Registered Agent

The post office address of the initial registered office of the Corporation and the name of its initial registered agent and its business address is:

Registered  Agents,  LTD. (USA)
1220 North Market Street,  Suite 606
Wilmington, Delaware 19801 (County of New Castle)

The initial registered agent is a resident of the State of Delaware.

                                 ARTICLE SEVEN

                                  Incorporator

A. DeWayne Davis, 2425 North Central Expressway, Suite 400, Richardson, TX 75080-2714.

                                  ARTICLE EIGHT

                               Pre-Emptive Rights

No Shareholder  or other person shall have any  pre-emptive  rights  whatsoever.

                                  ARTICLE NINE

                                     By-Laws

The initial by-laws shall be adopted by the Shareholders or the Board of Directors. The power to alter, amend, or repeal the by-laws or adopt new by-laws is vested in the Board of Directors, subject to repeal or change by action of the Shareholders.


                                   ARTICLE TEN

                                 Number of Votes

Each share of Common Stock has one vote on each matter on which the share is entitled to vote.


                                 ARTICLE ELEVEN

                                 Majority Votes

A majority vote of a quorum of Shareholders (consisting of the holders of a majority of the shares entitled to vote, represented in person or by proxy) is sufficient for any action which requires the vote or concurrence of Shareholders, unless otherwise required or permitted by law or the by-laws of the Corporation.

                                 ARTICLE TWELVE

                              Non-Cumulative Voting

Directors shall be elected by majority vote. Cumulative voting shall not be permitted.

                                ARTICLE THIRTEEN

               Interested Directors, Officers and Securityholders

A. Validity. If Paragraph (B) is satisfied, no contract or other transaction between the Corporation and any of its directors, officers or securityholders, or any corporation or firm in which any of them are directly or indirectly interested, shall be invalid solely because of this relationship or because of the presence of the director, officer or securityholder at the meeting of the Board of Directors or committee authorizing the contract or transaction, or his participation or vote in the meeting or authorization.

B. Disclosure, Approval, Fairness. Paragraph (A) shall apply only if:

     (1) The material facts of the relationship or interest of each such director, officer or security holder are known or disclosed:

          (a) to the Board of Directors or the committee and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

          (b) to the Shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for quorum and voting purposes; or

     (2) the contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, the committee or the Shareholders.


                                ARTICLE FOURTEEN

                          Indemnification and Insurance

A. Persons. The Corporation shall indemnify, to the extent provided in Paragraphs (B), (D) or (F) and to the extent permitted from time to time by law:

     (1) any person who is or was director, officer, agent or employee of the Corporation, and

     (2) any  person  who  serves or served at the  Corporation's  request  as a
     director,   officer,  agent,  employee,   partner  or  trustee  of  another
     corporation or of a partnership, joint venture, trust or other enterprise.

B. Extent--Derivative Suits. In case of a suit by or in the right of the Corporation against a person named in Paragraph (A) by reason of his holding a position named in Paragraph (A), the Corporation shall indemnify him, if he satisfies the standard in Paragraph (C), for expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the suit.

C. Standard--Derivative Suits. In case of a suit by or in the right of the Corporation, a person named in Paragraph (A) shall be indemnified only if:

     (1) he is successful on the merits or otherwise, or

     (2) he acted in good faith in the transaction which is the subject of the suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable for negligence or misconduct in the performance of his duty to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

D. Extent--Non derivative Suits. In case of a suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation against a person named in Paragraph (A) by reason of his holding a position named in Paragraph (A), the Corporation shall indemnify him, if he satisfies the standard in Paragraph (E), for amounts actually and reasonably incurred by him in connection with the defense or settlement of the suit as

     (1) expenses (including attorneys' fees),

     (2) amount paid in settlement

     (3) judgments, and

     (4) fines.

E. Standard--Non derivative Suits. In case of a non derivative suit, a person named in Paragraph (A) shall be indemnified only if:

     (1) he is successful on the merits or otherwise, or

     (2) he acted in good faith in the transaction which is the subject of the non derivative suit, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and , with respect to any criminal action or proceeding, he had no reason to believe his conduct was unlawful. The termination of a non derivative suit by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person failed to satisfy this Paragraph (E) (2).

F. Determination That Standard Has Been Met. A determination that the standard of Paragraph (C) or (E) has been satisfied may be made by a court of law or equity or the determination may be made by:

     (1) a majority of the directors of the Corporation (whether or not a quorum) who were not parties to the action, suit or proceeding, or

     (2) independent legal counsel (appointed by a majority of the directors of the Corporation, whether or not a quorum, or elected by the Shareholders of the Corporation) in a written opinion, or

     (3) the Shareholders of the Corporation.

G. Proration. Anyone making a determination under Paragraph (F) may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

H. Advance Payment. The Corporation may pay in advance any expenses (including attorney's fees) which may become subject to indemnification under paragraphs
(A) - (G) if:

     (1) the Board of  Directors  authorizes  the  specific  payment and

     (2) the person receiving the payment undertakes in writing to repay unless it is ultimately determined that he is entitled to indemnification by the Corporation under Paragraphs (A) - (G).

I. Nonexclusive. The indemnification provided by Paragraphs (A) - (G) shall not be exclusive of any other rights to which a person may be entitled by law or by by-law, agreement, vote of Shareholders or disinterested directors, or otherwise.

J. Continuation.  The indemnification and advance payment provided by Paragraphs
(A) - (H) shall continue as to a person who has ceased to hold a position named in paragraph (A) and shall inure to his heirs, executors and administrators.

K. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in Paragraph (A) against any liability incurred by him in any such positions or arising out of this status as such, whether or not the Corporation would have power to indemnify him against such liability under Paragraphs (A) - (H).

L. Reports. Indemnification payments, advance payments, and insurance purchases and payments made under Paragraphs (A) - (K) shall be reported in writing to the Shareholders of the Corporation with the next notice of annual meeting, or within six months, whichever is sooner.

M. Amendment of Article. Any changes in the General Corporation Law of Delaware increasing, decreasing, amending, changing or otherwise effecting the indemnification of directors, officers, agents, or employees of the Corporation shall be incorporated by reference in this Article as of the date of such changes without further action by the Corporation, its Board of Directors, of Shareholders, it being the intention of this Article that directors, officers, agents and employees of the Corporation shall be indemnified to the maximum degree allowed by the General Corporation Law of the State of Delaware at all times.

                                ARTICLE FIFTEEN

                        Limitation On Director Liability

A. Scope of Limitation. No person, by virtue of being or having been a director of the Corporation, shall have any personal liability for monetary damages to the Corporation or any of its Shareholders for any breach of fiduciary duty except as to the extent provided in Paragraph (B).

B. Extent of Limitation. The limitation provided for in this Article shall not eliminate or limit the liability of a director to the Corporation or its Shareholders (i) for any breach of the director's duty of loyalty to the Corporation or its Shareholders (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) for any unlawful payment of dividends or unlawful stock purchases or redemptions in violation of Section 174 of the General Corporation Law of Delaware or (iv) for any transaction for which the director derived an improper personal benefit.

IN WITNESS WHEREOF, the incorporator hereunto has executed this certificate of incorporation on this 11th day of June, 1999.

                    Andrew P. Davis, Incorporator

                                     BY-LAWS

                                       OF

                         ConsultantTown.com Corporation


                                    ARTICLE I

                                The Stockholders

SECTION 1.1. ANNUAL MEETING. The annual meeting of the stockholders of Horn Creek Associates Incorporated (the "Corporation") shall be held on the third Thursday in May of each year at 10:30 a.m. local time, or at such other date or time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the election of directors and for the transaction of such other business as may come before the meeting.

SECTION 1.2. SPECIAL MEETINGS. A special meeting of the stockholders may be called at any time by the written resolution or request of two-thirds or more of the members of the Board of Directors, the president, or any executive vice president and shall be called upon the written request of the holders of two-thirds or more in amount, of each class or series of the capital stock of the Corporation entitled to vote at such meeting on the matters(s) that are the subject of the proposed meeting, such written request in each case to specify the purpose or purposes for which such meeting shall be called, and with respect to stockholder proposals, shall further comply with the requirements of this Article.

SECTION 1.3. NOTICE OF MEETINGS. Written notice of each meeting of stockholders, whether annual or special, stating the date, hour and place where it is to be held, shall be served either personally or by mail, not less than fifteen nor more than sixty days before the meeting, upon each stockholder of record entitled to vote at such meeting, and to any other stockholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle stockholders to receive payment for their stock, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to be delivered when deposited in the United States mail or with any private express mail service, postage or delivery fee prepaid, and shall be directed to each such stockholder at his address, as it appears on the records of the stockholders of the Corporation, unless he shall have previously filed with the secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

SECTION 1.4. FIXING DATE OF RECORD. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting (to the extent that such action by written consent is permitted by law, the Certificate of Incorporation or these By-Laws), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in its state of incorporation, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 1.5. INSPECTORS. At each meeting of the stockholders, the polls shall be opened and closed and the proxies and ballots shall be received and be taken in charge. All questions touching on the qualification of voters and the validity of proxies and the acceptance or rejection of votes, shall be decided by one or more inspectors. Such inspectors shall be appointed by the Board of Directors before or at the meeting, or, if no such appointment shall have been made, then by the presiding officer at the meeting. If for any reason any of the inspectors previously appointed shall fail to attend or refuse or be unable to serve, inspectors in place of any so failing to attend or refusing or unable to serve shall be appointed in like manner.

SECTION 1.6. QUORUM. At any meeting of the stockholders, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum of the stockholders for all purposes, unless the representation of a larger number shall be required by law, and, in that case, the representation of the number so required shall constitute a quorum.

If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed in accordance with these By-Laws for an annual or special meeting, a majority in interest of the stockholders present in person or by proxy may adjourn, from time to time, without notice other than by announcement at the meeting, until holders of the amount of stock requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 1.7. BUSINESS. The chairman of the Board, if any, the president, or in his absence the vice-chairman, if any, or an executive vice president, in the order named, shall call meetings of the stockholders to order, and shall act as chairman of such meeting; provided, however, that the Board of Directors or executive committee may appoint any stockholder to act as chairman of any meeting in the absence of the chairman of the Board. The secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the presiding officer may appoint any person to act as secretary of the meeting.

SECTION 1.8. STOCKHOLDER PROPOSALS. No proposal by a stockholder shall be presented for vote at a special or annual meeting of stockholders unless such stockholder shall, not later than the close of business on the fifth day following the date on which notice of the meeting is first given to stockholders, provide the Board of Directors or the secretary of the Corporation with written notice of intention to present a proposal for action at the forthcoming meeting of stockholders, which notice shall include the name and address of such stockholder, the number of voting securities that he holds of record and that he holds beneficially, the text of the proposal to be presented to the meeting and a statement in support of the proposal.

Any stockholder who was a stockholder of record on the applicable record date may make any other proposal at an annual meeting or special meeting of stockholders and the same may be discussed and considered, but unless stated in writing and filed with the Board of Directors or the secretary prior to the date set forth herein above, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the stockholders taking place sixty days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees, but in connection with such reports, no new business proposed by a stockholder, qua stockholder, shall be acted upon at such annual meeting unless stated and filed as herein provided.

Notwithstanding any other provision of these By-Laws, the Corporation shall be under no obligation to include any stockholder proposal in its proxy statement materials or otherwise present any such proposal to stockholders at a special or annual meeting of stockholders if the Board of Directors reasonably believes the proponents thereof have not complied with Sections 13 or 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder; nor shall the Corporation be required to include any stockholder proposal not required to be included in its proxy materials to stockholders in accordance with any such section, rule or regulation.

SECTION 1.9. PROXIES. At all meetings of stockholders, a stockholder entitled to vote may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the secretary before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 1.10. VOTING BY BALLOT. The votes for directors, and upon the demand of any stockholder or when required by law, the votes upon any question before the meeting, shall be by ballot.

SECTION 1.11. VOTING LISTS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock registered in the name of eachstockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

SECTION 1.12. PLACE OF MEETING. The Board of Directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or any special meeting called by the Board of Directors. If no designation is made or if a special meeting is otherwise called the place of meeting shall be the principal office of the Corporation.

SECTION 1.13. VOTING OF STOCK OF CERTAIN HOLDERS. Shares of capital stock of the Corporation standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

Shares of capital stock of the Corporation standing in the name of a deceased person, a minor ward or an incompetent person may be voted by his administrator, executor, court-appointed guardian or conservator, either in person or by proxy, without a transfer of such stock into the name of such administrator, executor, court-appointed guardian or conservator. Shares of capital stock of the Corporation standing in the name of a trustee may be voted by him, either in person or by proxy.

Shares of capital stock of the Corporation standing in the name of a receiver may be voted, either in person or by proxy, by such receiver, and stock held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in any appropriate order of the court by which such receiver was appointed.

A stockholder whose stock is pledged shall be entitled to vote such stock, either in person or by proxy, until the stock has been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote, either in person or by proxy, the stock so transferred.

Shares of its own capital stock belonging to this Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding stock at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding stock at any given time.

                                   ARTICLE II

                               Board of Directors

SECTION 2.1. GENERAL POWERS. The business, affairs, and the property of the Corporation shall be managed and controlled by the Board of Directors (the "Board"), and, except as otherwise expressly provided by law, the Certificate of Incorporation or these By-Laws, all of the powers of the Corporation shall be vested in the Board.

SECTION 2.2. NUMBER OF DIRECTORS. The number of directors which shall constitute the whole Board shall be not fewer than one nor more than five. Within the limits above specified, the number of directors shall be determined by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office.

SECTION 2.3. ELECTION, TERM AND REMOVAL. Directors shall be elected at the annual meeting of stockholders to succeed those directors whose terms have expired. Each director shall hold office for the term for which elected and until his or her successor shall be elected and qualified. Directors need not be stockholders. A director may be removed from office at a meeting expressly called for that purpose by the vote of not less than a majority of the outstanding capital stock entitled to vote at an election of directors.

SECTION 2.4. VACANCIES. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum; except that vacancies resulting from removal from office by a vote of the stockholders may be filled by the stockholders at the same meeting at which such removal occurs provided that the holders of not less than a majority of the outstanding capital stock of the Corporation (assessed upon the basis of votes and not on the basis of number of shares) entitled to vote for the election of directors, voting together as a single class, shall vote for each replacement director. All directors elected to fill vacancies shall hold office for a term expiring at the time of the next annual meeting of stockholders and upon election and qualification of his successor. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

SECTION 2.5. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the president or to the secretary of the Corporation. The resignation of any director shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 2.6. PLACE OF MEETINGS, ETC. The Board of Directors may hold its meetings, and may have an office and keep the books of the Corporation (except as otherwise may be provided for by law), in such place or places in or outside the state of incorporation as the Board from time to time may determine.

SECTION 2.7. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held as soon as practicable after adjournment of the annual meeting of stockholders at such time and place as the Board of Directors may fix. No notice shall be required for any such regular meeting of the Board.

SECTION 2.8. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held at places and times fixed by resolution of the Board of Directors, or upon call of the chairman of the Board, if any, or vice-chairman of the Board, if any, the president, an executive vice president or two-thirds of the directors then in office.

The secretary or officer performing the secretary's duties shall give not less than twenty-four hours' notice by letter, telegraph or telephone (or in person) of all special meetings of the Board of Directors, provided that notice need not given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

SECTION 2.9. PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors of the Corporation, or any committee thereof, may participate in a regular or special or any other meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 2.10. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if prior or subsequent to such action all the members of the Board or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

SECTION 2.11. QUORUM. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business; but if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

SECTION 2.12. BUSINESS. Business shall be transacted at meetings of the Board of Directors in such order as the Board may determine. At all meetings of the Board of Directors, the chairman of the Board, if any, the president, or in his absence the vice-chairman, if any, or an executive vice president, in the order named, shall preside.

SECTION 2.13. INTEREST OF DIRECTORS IN CONTRACTS. (a) No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors or the stockholders.

(4) Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee, which authorizes the contract or transaction.

SECTION 2.14. COMPENSATION OF DIRECTORS. Each director of the Corporation who is not a salaried officer or employee of the Corporation, or of a subsidiary of the Corporation, shall receive such allowances for serving as a director and such fees for attendance at meetings of the Board of Directors or the executive committee or any other committee appointed by the Board as the Board may from time to time determine.

SECTION 2.15. LOANS TO OFFICERS OR EMPLOYEES. The Board of Directors may lend money to, guarantee any obligation of, or otherwise assist, any officer or other employee of the Corporation or of any subsidiary, whether or not such officer or employee is also a director of the Corporation, whenever, in the judgment of the directors, such loan, guarantee, or assistance may reasonably be expected to benefit the Corporation; provided, however, that any such loan, guarantee, or other assistance given to an officer or employee who is also a director of the Corporation must be authorized by a majority of the entire Board of Directors. Any such loan, guarantee, or other assistance may be made with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, but not limited to, a pledge of shares of the Corporation, and may be made upon such other terms and conditions as the Board of Directors may determine.

SECTION 2.16. NOMINATION. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, the close of business on the last day of the eighth month after the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the fifth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors, and; (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                                   ARTICLE III

                                   Committees

SECTION 3.1. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the number of directors then fixed by these By-Laws or resolution thereto, may establish such standing or special committees of the Board as it may deem advisable, and the members, terms, and authority of such committees shall be set forth in the resolutions establishing such committee.

SECTION 3.2. EXECUTIVE COMMITTEE NUMBER AND TERM OF OFFICE. The Board of Directors may, at any meeting, by majority vote of the Board of Directors, elect from the directors an executive committee. The executive committee shall consist of such number of members as may be fixed from time to time by resolution of the Board of Directors. The Board of Directors may designate a chairman of the committee who shall preside at all meetings thereof, and the committee shall designate a member thereof to preside in the absence of the chairman.

SECTION 3.3. EXECUTIVE COMMITTEE POWERS. The executive committee may, while the Board of Directors is not in session, exercise all or any of the powers of the Board of Directors in all cases in which specific directions shall not have been given by the Board of Directors; except that the executive committee shall not have the power or authority of the Board of Directors to (i) amend the Certificate of Incorporation or the By-Laws of the Corporation, (ii) fill vacancies on the Board of Directors, (iii) adopt an agreement or certification of ownership, merger or consolidation, (iv) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, or a dissolution of the Corporation or a revocation of a dissolution, (v) declare a dividend, or (vi) authorize the issuance of stock.

SECTION 3.4. EXECUTIVE COMMITTEE MEETINGS. Regular and special meetings of the executive committee may be called and held subject to the same requirements with respect to time, place and notice as are specified in these By-Laws for regular and special meetings of the Board of Directors. Special meetings of the executive committee may be called by any member thereof. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special or regular meeting of the executive meeting if a quorum is present. At any meeting at which every member of the executive committee shall be present, in person or by telephone, even though without any notice, any business may be transacted. All action by the executive committee shall be reported to the Board of Directors at its meeting next succeeding such action.

The executive committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority of the total number of members of the executive committee shall be necessary to constitute a quorum.

In every case, the affirmative vote of a quorum shall be necessary for the adoption of any resolution.

SECTION 3.5. EXECUTIVE COMMITTEE VACANCIES. The Board of Directors, by majority vote of the Board of Directors then in office, shall fill vacancies in the executive committee by election from the directors.

                                   ARTICLE IV

                                  The Officers

SECTION 4.1. NUMBER AND TERM OF OFFICE. The officers of the Corporation shall consist of, as the Board of Directors may determine and appoint from time to time, a chief executive officer, a president, one or more executive vice-presidents, a secretary, a treasurer, a controller, and/or such other officers as may from time to time be elected or appointed by the Board of Directors, including such additional vice-presidents with such designations, if any, as may be determined by the Board of Directors and such assistant secretaries and assistant treasurers. In addition, the Board of Directors may elect a chairman of the Board and may also elect a vice-chairman as officers of the Corporation. Any two or more offices may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except as may be required by law.

The officers of the Corporation shall be elected or appointed from time to time by the Board of Directors. Each officer shall hold office until his successor shall have been duly elected or appointed or until his death or until he shall resign or shall have been removed by the Board of Directors.

Each of the salaried officers of the Corporation shall devote his entire time, skill and energy to the business of the Corporation, unless the contrary is expressly consented to by the Board of Directors or the executive committee.

SECTION 4.2. REMOVAL. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby.

SECTION 4.3. THE CHAIRMAN OF THE BOARD. The chairman of the Board, if any, shall preside at all meetings of stockholders and of the Board of Directors and shall have such other authority and perform such other duties as are prescribed by law, by these By-Laws and by the Board of Directors. The Board of Directors may designate the chairman of the Board as chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of Directors for the chief executive officer.

SECTION 4.4. THE VICE-CHAIRMAN. The vice-chairman, if any, shall have such authority and perform such other duties as are prescribed by these By-Laws and by the Board of Directors. In the absence or inability to act of the chairman of the Board and the president, he shall preside at the meetings of the stockholders and of the Board of Directors and shall have and exercise all of the powers and duties of the chairman of the Board. The Board of Directors may designate the vice-chairman as chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of Directors for the chief executive officer.

SECTION 4.5. THE PRESIDENT. The president shall have such authority and perform such duties as are prescribed by law, by these By-Laws, by the Board of Directors and by the chief executive officer (if the president is not the chief executive officer). The president, if there is no chairman of the Board, or in the absence or the inability to act of the chairman of the Board, shall preside at all meetings of stockholders and of the Board of Directors. Unless the Board of Directors designates the chairman of the Board or the vice-chairman as chief executive officer, the president shall be the chief executive officer, in which case he shall have such authority and perform such duties as are prescribed by these By-Laws and the Board of Directors for the chief executive officer.

SECTION 4.6. THE CHIEF EXECUTIVE OFFICER. Unless the Board of Directors designates the chairman of the Board or the vice-chairman as chief executive officer, the president shall be the chief executive officer. The chief executive officer of the Corporation shall have, subject to the supervision and direction of the Board of Directors, general supervision of the business, property and affairs of the Corporation, including the power to appoint and discharge agents and employees, and the powers vested in him by the Board of Directors, by law or by these By-Laws or which usually attach or pertain to such office.

SECTION 4.7. THE EXECUTIVE VICE-PRESIDENTS. In the absence of the chairman of the Board, if any, the president and the vice-chairman, if any, or in the event of their inability or refusal to act, the executive vice-president (or in the event there is more than one executive vice-president, the executive vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the chairman of the Board, of the president and of the vice-chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman of the Board, the president and the vice-chairman. Any executive vice-president may sign, with the secretary or an authorized assistant secretary, certificates for stock of the Corporation and shall perform such other duties as from time to time may be assigned to him by the chairman of the Board, the president, the vice-chairman, the Board of Directors or these By-Laws.

SECTION 4.8. THE VICE-PRESIDENTS. The vice-presidents, if any, shall perform such duties as may be assigned to them from time to time by the chairman of the Board, the president, the vice-chairman, the Board of Directors, or these By-Laws.

SECTION 4.9. THE TREASURER. Subject to the direction of chief executive officer and the Board of Directors, the treasurer shall have charge and custody of all the funds and securities of the Corporation; when necessary or proper he shall endorse for collection, or cause to be endorsed, on behalf of the Corporation, checks, notes and other obligations, and shall cause the deposit of the same to the credit of the Corporation in such bank or banks or depositary as the Board of Directors may designate or as the Board of Directors by resolution may authorize; he shall sign all receipts and vouchers for payments made to the Corporation other than routine receipts and vouchers, the signing of which he may delegate; he shall sign all checks made by the Corporation (provided, however, that the Board of Directors may authorize and prescribe by resolution the manner in which checks drawn on banks or depositories shall be signed, including the use of facsimile signatures, and the manner in which officers, agents or employees shall be authorized to sign); unless otherwise provided by resolution of the Board of Directors, he shall sign with an officer-director all bills of exchange and promissory notes of the Corporation; whenever required by the Board of Directors, he shall render a statement of his cash account; he shall enter regularly full and accurate account of the Corporation in books of the Corporation to be kept by him for that purpose; he shall, at all reasonable times, exhibit his books and accounts to any director of the Corporation upon application at his office during business hours; and he shall perform all acts incident to the position of treasurer. If required by the Board of Directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sure ties as the Board of Directors may require.

SECTION 4.10. THE SECRETARY. The secretary shall keep the minutes of all meetings of the Board of Directors, the minutes of all meetings of the stockholders and (unless otherwise directed by the Board of Directors) the minutes of all committees, in books provided for that purpose; he shall attend to the giving and serving of all notices of the Corporation; he may sign with an officer-director or any other duly authorized person, in the name of the Corporation, all contracts authorized by the Board of Directors or by the executive committee, and, when so ordered by the Board of Directors or the executive committee, he shall affix the seal of the Corporation thereto; he may sign with the president or an executive vice-president all certificates of shares of the capital stock; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors or the executive committee may direct, all of which shall, at all reasonable times, be open to the examination of any director, upon application at the secretary's office during business hours; and he shall in general perform all the duties incident to the office of the secretary, subject to the control of the chief executive officer and the Board of Directors.

SECTION 4.11. THE CONTROLLER. The controller shall be the chief accounting officer of the Corporation. Subject to the supervision of the Board of Directors, the chief executive officer and the treasurer, the controller shall provide for and maintain adequate records of all assets, liabilities and transactions of the Corporation, shall see that accurate audits of the Corporation's affairs are currently and adequately made and shall perform such other duties as from time to time may be assigned to him.

SECTION 4.12. THE ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors may determine. The assistant secretaries as thereunto authorized by the Board of Directors may sign with the chairman of the Board, the president, the vice-chairman or an executive vice-president, certificates for stock of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The assistant treasurers and assistant secretaries, in general, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or chief executive officer, the Board of Directors, or these By-Laws.

SECTION 4.13. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

SECTION 4.14. VOTING UPON STOCKS. Unless otherwise ordered by the Board of Directors or by the executive committee, any officer, director or any person or persons appointed in writing by any of them, shall have full power and authority in behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any corporation in which the Corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock, and which, as the owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors may confer like powers upon any other person or persons.

                                   ARTICLE V

                              Contracts and Loans

SECTION 5.1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 5.2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.


                                   ARTICLE VI

                    Certificates for Stock and Their Transfer

SECTION 6.1. CERTIFICATES FOR STOCK. Certificates representing stock of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the chairman of the Board, the president, the vice-chairman or an executive vice-president and/or by the secretary or an authorized assistant secretary and shall be sealed with the seal of the Corporation. The seal may be a facsimile. If a stock certificate is countersigned (i) by a transfer agent other than the Corporation or its employee, or (ii) by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In the event that any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. All certificates for stock shall be consecutively numbered or otherwise identified. The name of the person to whom the shares of stock represented thereby are issued, with the number of shares of stock and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares of stock shall have been surrendered and canceled, except that, in the event of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 6.2. TRANSFERS OF STOCK. Transfers of stock of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such stock. The person in whose name stock stands on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.


                                   ARTICLE VII

                                   Fiscal Year

SECTION 7.1. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January in each year and end on the last day of December in each year.

                                  ARTICLE VIII

                                      Seal

SECTION 8.1. SEAL. The Board of Directors shall approve a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation.

                                   ARTICLE IX

                                Waiver of Notice

SECTION 9.1. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of the corporation law of the state of incorporation, waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of any person at a meeting for which any notice is required to be given under the provisions of these By-Laws, the Certificate of Incorporation or the corporation law of the state of incorporation shall constitute a waiver of notice of such meeting except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                    ARTICLE X

                                   Amendments

SECTION 10.1. AMENDMENTS. These By-Laws may be altered, amended or repealed and new By-Laws may be adopted at any meeting of the Board of Directors of the Corporation by the affirmative vote of a majority of the members of the Board, or by the affirmative vote of a majority of the outstanding capital stock of the Corporation (assessed upon the basis of votes and not on the basis of number of shares) entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE XI

                                 Indemnification

SECTION 11.1. INDEMNIFICATION. The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware, as amended from time to time.

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in the Form SB-2 Registration Statement of ConsultantTown.Com Corporation our report as of July 12, 1999 and for the period from June 11, 1999 (inception)to July 12, 1999, dated July 15, 1999 relating to the financial statements of ConsultantTown.Com Corporation which appear in such Form SB-2 and to the reference to our Firm under the heading "Experts" in the prospectus.

                              WEINBERG & COMPANY, P.A.
                              Certified Public Accountants

Boca Raton, Florida
October 28, 1999